UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On June 25, 2018, Gentherm Incorporated (the “Company”) hosted a live strategic update for the investment community (the “Event”). A live webcast of the Event included the presentation materials attached as Exhibit 99.1. Following completion of the Event, the Company summarized the strategic plan discussed at the Event in a news release attached as Exhibit 99.2. The information in this Section 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01 Other Events.

Effective as of June 25, 2018, the Board of Directors of the Company approved an increase and extension of the Company’s existing share repurchase program (the “Repurchase Program”). Under the previous terms of the Repurchase Program, which was to terminate on December 15, 2019, the Company was authorized to repurchase up to $100 million of its issued and outstanding common stock. As a result of the increase and extension, the Company is now authorized to repurchase up to $300 million of its issued and outstanding common stock through December 15, 2020. Repurchases under the Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions, applicable legal requirements, debt covenants and other considerations. Any such repurchases may be executed using open market purchases, privately negotiated agreements or other transactions. Repurchases under the Repurchase Program may be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources. The Repurchase Program may be modified, extended or terminated at any time without prior notice. After giving effect to the increase in the authorized repurchase amount, as of June 25, 2018, there is approximately $281.5 million available for repurchase under the Repurchase Plan.

A copy of the news release announcing the Repurchase Program is filed as Exhibit 99.3 attached hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Investor presentation materials dated June 25, 2018

99.2	Company news release dated June 25, 2018 summarizing the Company’s newly announced strategic plan

99.3	Company news release dated June 25, 2018 announcing an increase and extension of the Company’s share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date: June 25, 2018

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